Exhibit 99.1

Postal Realty Trust, Inc. Provides Second Quarter 2021

Business Update

Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,250 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last mile post offices to larger industrial facilities, provided an update on the Company’s collections, occupancy, acquisitions and equity activity for the second quarter of 2021.

Collections, Occupancy and Acquisitions

For the three months ended June 30, 2021, the Company collected 100% of its rents and completed the acquisition of 71 properties for approximately $30 million, excluding closing costs. These acquisitions comprised approximately 246,000 net leasable interior square feet and have a weighted average rental rate of $10.47 per leasable square foot based on rents in place as of June 30, 2021. During the quarter, the Company achieved another milestone, acquiring a fee simple property in Hawaii whereby expanding its owned/managed geographic reach to 50 states.

Year to date, the Company has acquired 125 properties for approximately $56 million, excluding closing costs. These acquisitions comprised approximately 932,000 net leasable interior square feet.

As of June 30, 2021, the Company’s portfolio is 100% occupied and is comprised of 852 properties with approximately 3.6 million net leasable interior square feet. The weighted average rental rate for the portfolio is $8.68 per leasable square foot.

In addition, as of July 6, 2021, the Company has entered into definitive agreements to acquire 40 properties for approximately $16 million, excluding closing costs, some of which include Operating Partnership units as part of the consideration. The majority of these transactions are anticipated to close by the end of the third quarter of 2021, subject to the satisfaction of customary closing conditions.

Equity Activity

For the three months ended June 30, 2021, the Company issued through its at-the-market offering program 319,702 shares of common stock at an average gross sales price of $20.02 per share and received net proceeds of approximately $6 million. In addition, the Company issued 481,517 common units in its Operating Partnership to sellers as part of the consideration for properties acquired during the quarter.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,250 properties leased primarily to the USPS, ranging from last mile post offices to larger industrial facilities. More information is available at postalrealty.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: (516) 232-8900

Source: Postal Realty Trust, Inc.